Exhibit 99.2

FOR IMMEDIATE RELEASE

EPL REJECTS ATS’ UNSOLICITED OFFER AS INADEQUATE

AND NOT IN BEST INTERESTS OF EPL STOCKHOLDERS

NEW ORLEANS, September 14, 2006 — Energy Partners, Ltd. (“EPL” or “the Company”) (NYSE:EPL), today announced that its Board of Directors has rejected as inadequate the unsolicited conditional offer to acquire EPL for $23.00 per share in cash (“the Offer”) made by ATS Inc. (“ATS”), a wholly-owned subsidiary of Woodside Petroleum, Ltd., and recommends that its stockholders not tender their shares into the Offer.

The EPL Board reached its recommendation after a review of the Offer with its independent financial and legal advisors. That review included the opinions of Petrie Parkman & Co, Inc., Evercore Group L.L.C., and Banc of America Securities LLC that, as of September 13, 2006, the $23.00 per share being offered by ATS is inadequate, from a financial point of view, to EPL stockholders other than Woodside and its affiliates. The Board believes that the Company, both on a stand-alone basis and on a combined basis with Stone Energy Corporation (NYSE: SGY) (“Stone”), should provide greater value to stockholders than the Offer.

As previously disclosed, the Company has filed an action for a declaratory judgment to eliminate any doubt as to its right under the Stone merger agreement to engage in “developing, soliciting, considering, communicating, exchanging information, negotiating, disclosing, entering into or consummating potential or definitive strategic alternatives for Energy Partners, including internally generated or third party proposals.” The Company filed this action on September 7, 2006 in the Court of Chancery for New Castle County, Delaware, and the Court has expedited the litigation and set a trial on the Company’s claims on September 22, 2006.

Richard A. Bachmann, EPL’s Chairman and Chief Executive Officer, said, “Our Board is always looking to maximize stockholder value and believes that the Offer is opportunistic and significantly undervalues EPL. Given our solid track record of operational success and the strong potential of our attractive Gulf of Mexico assets, we believe that ATS’ offer is clearly not in the best interests of EPL stockholders and therefore urge them not to tender their shares.”

In making its determination to reject the Offer, EPL’s Board considered a number of factors, including:

•

The Board’s belief – based on its familiarity with the business of the Company, its financial condition, results of operations and prospects, and the Board’s familiarity with the oil and natural gas exploration and production industry, and the prospects for, and the Company’s position in, that industry – that the

Company, both on a stand-alone basis and on a combined basis with Stone, should provide greater value to stockholders than the Offer.
•	The Board’s belief that the fair value and unaffected price of the Company’s stock is substantially higher than the prevailing market price at the time ATS launched the Offer. The Board noted that the $23.00 per share offer price is a 29% discount to the Company’s 52-week high (which was $32.27 on September 29, 2005), and a 7% discount to the Company’s average closing stock price over the 90 trading days preceding the announcement of the Company’s offer to acquire Stone.
•	The opinions of Petrie Parkman & Co., Inc., Evercore Group L.L.C., and Banc of America Securities LLC, the Company’s financial advisors, to the effect that, as of September 13, 2006, and based upon and subject to various assumptions and limitations set forth in each opinion, the $23.00 per share being offered was inadequate, from a financial point of view, to the Company’s stockholders (other than Woodside and its affiliates).
•	The Board’s belief that the Company’s prospect inventory, including those prospects on the Gulf of Mexico Shelf and in the deepwater Gulf of Mexico, is expected to generate increasing returns over the next few years, and that neither the Company’s current stock price nor the Offer reflects the value of these assets or their potential.
•	The Board’s belief that the Offer represents an opportunistic attempt by Woodside to acquire a unique and valuable collection of oil and natural gas exploration and production assets and employees at a favorable time to Woodside at a price well below the true value that these assets and employees represent.
•	The conditionality of the Offer, which includes many stringent, open-ended or subjective conditions that, unless waived by ATS, may result in the Offer not being consummated.
•	The fact that there is nothing to prevent ATS or any other party from making a proposal to acquire the combined company that would result from the merger of the Company and Stone, and thus nothing to prevent the shareholders of the Company from receiving a control premium for their shares in the future

In order to allow the Company sufficient time to act in the best interests of EPL stockholders, the Board has adopted a stockholder rights plan with a term of six months.

Further details regarding today’s announcements, including a description of the Rights Plan and other actions taken by the Board, are outlined in the Company’s Schedule 14D-9, which is being filed today with the Securities and Exchange Commission and which will be mailed shortly to all EPL stockholders.

Petrie Parkman & Co., Inc., Evercore Group L.L.C., and Banc of America Securities LLC are acting as financial advisors to EPL. Cahill Gordon & Reindel LLP, Wachtell, Lipton, Rosen & Katz and Abrams & Laster, LLP are acting as legal counsel to EPL.

About Energy Partners, Ltd.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements & Additional Information

This press release contains forward-looking information regarding EPL. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements that are discussed in EPL’s filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including its Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL AND STONE HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF EPL AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION.

The documents filed with the SEC by EPL may be obtained free of charge from EPL’s website at www.eplweb.com or by directing a request to: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone’s website at www.stoneenergy.com or by directing a request to: Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attn: Kenneth Beer, (337) 237-0410. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

EPL, Stone and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL and Stone in favor of the acquisition. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

Contacts:

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)

Energy Partners, Ltd.

Dan Burch / Larry Dennedy (212-929-5500)

MacKenzie Partners

Media:

Eden Abrahams / Jeremy Jacobs (212-355-4449)

Joele Frank, Wilkinson Brimmer Katcher